Exhibit 10.7q

JABIL CIRCUIT, INC.

STOCK APPRECIATION RIGHT AWARD AGREEMENT

(SAR Officer Non-EU)

This STOCK APPRECIATION RIGHT AWARD AGREEMENT (the “Agreement”) is made as of                              (the “Grant Date”) between JABIL CIRCUIT, INC. a Delaware corporation (the “Company”) and                              (the “Grantee”).

Background Information

A. The Board of Directors (the “Board”) and stockholders of the Company previously adopted the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan (the “Plan”).

B. Section 7 of the Plan provides that the Administrator shall have the discretion and right to grant Stock Appreciation Rights Awards to any Employees or Consultants or Non-Employee Directors, subject to the terms and conditions of the Plan and any additional terms provided by the Administrator. The Administrator has made a Stock Appreciation Right Award grant to the Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.

C. The Grantee desires to accept the Stock Appreciation Right Award grant and agrees to be bound by the terms and conditions of the Plan and this Agreement.

D. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Agreement

1. Grant of Stock Appreciation Right. Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Grantee a Stock Appreciation Right Award covering                          shares of Common Stock (the “SAR”) as of the Grant Date. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the SAR or the Shares underlying the SAR unless and until the SAR is exercised and such Shares are delivered to the Grantee in accordance with this Agreement. The Grantee is required to pay no cash consideration for the grant of the SAR. The Grantee acknowledges and agrees that (i) the SAR and related rights are nontransferable as provided in Section 7 of this Agreement, (ii) the SAR is subject to forfeiture in the event the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director terminates in certain circumstances, as specified in Section 8 of this Agreement, (iii) sales of Shares delivered following exercise of the SAR will be subject to the Company’s policies regulating trading by Employees and Consultants, including any applicable “blackout” or other designated periods in which sales of Shares are not permitted, and (iv) Shares delivered in settlement will be subject to any recoupment or “clawback” policy of the Company, regardless of whether such recoupment or “clawback” policy is applied with prospective or retroactive effect. The extent to which the Grantee’s rights and interest in the SAR becomes vested and non-forfeitable shall be determined in accordance with the provisions of Sections 4 and 8 of this Agreement.

2. Exercise Price. The exercise price of the shares of Common Stock covered by the SAR shall be $                 per share (the “Exercise Price”).

3. Settlement of SAR. Upon exercise of all or a specified portion of the vested SAR, the Grantee (or such other person entitled to exercise the vested SAR pursuant to this Agreement and the Plan) shall be entitled to receive from the Company Shares with an aggregate Fair Market Value on the date of exercise of the vested SAR equal to the amount determined by multiplying:

(a) 100 percent of the amount (if any) by which the Fair Market Value of a share of Common Stock on the date of exercise of the vested SAR exceeds the Exercise Price, by

(b) the number of Shares with respect to which the vested SAR shall have been exercised.

The Company may make delivery of Shares by either delivering one or more certificates representing such Shares to the Grantee (or his beneficiary in the event of death), registered in the name of the Grantee (and any joint name, if so directed by the Grantee), or by depositing such Shares into a stock brokerage account maintained for the Grantee (or of which the Grantee is a joint owner, with the consent of the Grantee). If the Company determines to make a deposit of Shares into such an account, the Company may settle any fractional Share by means of such deposit. In other circumstances or if so determined by the Company, the Company shall instead pay cash in lieu of any fractional Share, on such basis as the Administrator shall determine. In no event will the Company issue fractional Shares.

4. Vesting. Except as may be otherwise provided in the Plan and this Agreement, the SAR shall vest and become non-forfeitable and exercisable in accordance with this Section 4. The SAR shall vest one-hundred percent (100%) on the Grant Date, provided that in all instances the Grantee is an Employee of, or Consultant to, or Non-Employee Director of, the Company or a Subsidiary on such date. A date at which the SAR is to become vested and exercisable under this Section 4 is referred to herein as a “Stated Vesting Date.”

5. Term of SAR. The SAR shall be exercisable during its term only to the extent it has vested in accordance with Section 4 of this Agreement. The term of the SAR commences on the Grant Date and expires upon the earliest of the following:

(a) the seventh (7th) anniversary of the Grant Date;

(b) twelve (12) months after the death of the Grantee;

(c) twelve (12) months after the termination of the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director due to Disability; or

(d) thirty (30) days after the termination of the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director for any reason other than death or Disability.

6. Exercise of SAR.

(a) The vested SAR is exercisable by delivery of an exercise notice, at such location and in such form as the Company shall designate, which shall state the election to exercise the SAR, the number of Shares in respect of which the vested SAR is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice may be in electronic form. This SAR shall be deemed to be exercised upon receipt by the Company of such Exercise Notice. The SAR may not be exercised for a fraction of a Share.

(b) No Shares shall be issued pursuant to the exercise of this SAR unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the exercised Shares shall be considered transferred to the Grantee on the date the SAR is exercised with respect to such exercised Shares.

7. Non-Transferability of SAR. The Grantee shall not have the right to make or permit to occur any transfer, assignment, pledge, hypothecation or encumbrance of all or any portion of the SAR, whether outright or as security, with or without consideration, voluntary or involuntary, and the SAR, and other rights relating thereto, shall not be subject to execution, attachment, lien, or similar process; provided, however, the Grantee will be entitled to designate a beneficiary or beneficiaries to receive any settlement in respect of the SAR upon the death of the Grantee, in the manner and to the extent permitted by the Administrator. Any purported transfer or other transaction not permitted under this Section 7 shall be deemed null and void.

8. Forfeiture. Except as may be otherwise provided in this Section 8, the Grantee shall forfeit all of his rights and interest in the SAR if his Continuous Status as an Employee or Consultant or Non-Employee Director terminates for any reason before the SAR becomes vested in accordance with Section 4 of this Agreement.

(a) Retirement. In the event of the Grantee’s Retirement in accordance with the terms and conditions set forth in this Section 8(a), the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director shall be treated as not having terminated for a number of years determined in accordance with this Section 8(a) for purposes of application of the vesting provisions of this Agreement. For purposes of this Section 8(a), “Retirement” means termination of the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director after the earliest of:

(i) The Grant Date or the anniversary of the Grant Date at which the Grantee has attained age fifty (50) and completed fifteen (15) Full Years of Continuous Status as an Employee or Consultant or Non-Employee Director;

(ii) The Grant Date or the anniversary of the Grant Date at which the Grantee has attained age fifty-eight (58) and completed ten (10) Full Years of Continuous Status as an Employee or Consultant or Non-Employee Director; or

(iii) The Grant Date or the anniversary of the Grant Date at which the Grantee has attained age sixty-two (62) and completed five (5) Full Years of Continuous Status as an Employee or Consultant or Non-Employee Director.

For purposes of this Section 8(a), “Full Year” means a twelve-month period beginning on the date of the Grantee’s commencement of service for the Company or a Subsidiary and each anniversary thereof. Except as otherwise provided in this Section 8(a), the time period of Continuous Status as an Employee or Consultant or Non-Employee Director for a Grantee whose service with the Company or a Subsidiary terminates and who subsequently returns to service with the Company or a Subsidiary shall include all time periods of the Grantee’s service for the Company or a Subsidiary for purposes of this Section 8(a). This Section 8(a) will only apply to a Retirement if the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director does not terminate due to Cause as defined in this Agreement. In addition, this Section 8(a) will only apply to a Retirement if the Grantee executes the agreement, if any, required under Section 8(d). For a Grantee who became an Employee or Consultant or Non-Employee Director of the Company or a Subsidiary following the acquisition of his or her employer by the Company or a Subsidiary, service with the acquired employer shall not count toward the number of years of the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director for purposes of this Section 8(a), and Continuous Status as an Employee or Consultant or Non-Employee Director shall be measured from the commencement of the Grantee’s service for the Company or a Subsidiary following such acquisition. For purposes of this Section 8(a), the number of years of the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director shall also include service with Jabil Circuit Co., a Michigan corporation and predecessor to the Company, and any Predecessor Subsidiary. For purposes of this Section 8(a), “Predecessor Subsidiary” means a company of which not less than fifty percent (50%) of the voting shares were held by Jabil Circuit Co. or a Predecessor Subsidiary. For purposes of this Section 8(a), for a Grantee who subsequent to the Grant Date performs service for the Company or a Subsidiary in a role as an employee of the Company or a Subsidiary that no longer includes being a state law officer of the Company or a substantially equivalent position of a Subsidiary (“Subsequent Non-Officer Service”), the time period of such Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director shall not include the time period of any such Subsequent Non-Officer Service, but shall include any time period during which such Grantee subsequently resumes service for the Company or a Subsidiary in a role as an employee of the Company or a Subsidiary that includes being a state law officer of the Company or a substantially equivalent position of a Subsidiary.

If this Section 8(a) applies to the Grantee’s Retirement, the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director shall be treated as not having terminated for the number of years beginning on the effective date of the Retirement, or the remaining portion of the vesting period, whichever is applicable, in accordance with the following table based on the Grantee’s age and full years of Continuous Status as an Employee or Consultant or Non-Employee Director at the later of the Grant Date or the anniversary of the Grant Date next preceding the effective date of the Retirement:

Age	Full Years of Continuous Status as an Employee or Consultant or Non-Employee Director
	5 Years	10 Years	15 Years	20 or More Years
50 – 54	None	None	1 year	2 years
55 – 57	None	None	2 years	Full vesting period
58 – 61	None	2 years	3 years	Full vesting period
62 or Older	Full vesting period	Full vesting period	Full vesting period	Full vesting period

Accordingly, upon such Retirement, the portion of the SAR that otherwise would be forfeited because the Stated Vesting Date is a date after the effective date of the Retirement will not be forfeited if the Stated Vesting Date would have been reached had the Grantee remained in Continuous Status as an Employee or Consultant or Non-Employee Director for the additional period specified in the table above. Exercise of any such SAR will not be accelerated upon Retirement, but will remain subject to this Agreement and Section 4. Any portion of the SAR that would not become vested under Section 4 assuming the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director as set forth in the above table will be forfeited upon Retirement. Accordingly, the death of the Grantee following Retirement or a Change in Control following Retirement shall not affect the application of this Section 8(a), although such events will allow the SAR to become exercisable if not forfeited by operation of this Section 8(a) in accordance with Section 4 or elsewhere in this Agreement.

(b) Death. In the event that the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director terminates due to death at a time that any portion of the Grantee’s SAR has not yet vested, such portion of the SAR shall not be forfeited but instead shall become fully vested and fully exercisable by the Grantee’s beneficiaries at the date of death for a period of one-year.

(c) Disability. In the event that the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director terminates due to Disability at a time that any portion of the Grantee’s SAR has not yet vested, such portion of the SAR shall not be forfeited but instead shall become fully vested and exercisable at the date of termination for a period of one-year, provided that such accelerated vesting will only apply if the Grantee executes the agreement, if any, required under Section 8(d).

(d) Execution of Separation Agreement and Release. Unless otherwise determined by the Administrator, as a condition to the non-forfeiture of the SAR upon Retirement under Section 8(a) or the accelerated vesting of the SAR under Section 8(c), the Grantee shall be required to execute a separation agreement and release, in a form prescribed by the Administrator, setting forth covenants relating to noncompetition, non-solicitation, nondisparagement, confidentiality and similar covenants for the protection of the Company’s business, and releasing the Company from liability in connection with the Grantee’s termination. Such agreement shall provide for the forfeiture and/or clawback of the SAR subject to Section 8(a) or 8(c), and the Shares of Common Stock issued or issuable upon exercise of the SAR in the event of the Grantee’s failure to comply with the terms of such agreement. The Administrator will provide the form of such agreement to the Grantee at the date of termination, and the Grantee must execute and return such form within the period specified by law or, if no such period is specified, within 21 days after receipt of the form of agreement, and not revoke such agreement within any permitted revocation period (the end of these periods being the “Agreement Effectiveness Deadline”). If any SAR subject to Section 8(a) or 8(c) or related rights would be required to be settled before the Agreement Effectiveness Deadline, the settlement shall not be delayed pending the receipt and effectiveness of the agreement, but any such SAR or related rights settled before such receipt and effectiveness shall be subject to a “clawback” (repaying to the Company the Shares and cash paid upon settlement) in the event that the agreement is not received and effective and not revoked by the Agreement Effectiveness Deadline.

9. Change in Control. In the event of a Change in Control, any portion of the SAR that is not yet vested on the date such Change in Control is determined to have occurred:

(a) shall become fully vested on the first anniversary of the date of such Change in Control (the “Change in Control Anniversary”) if the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director does not terminate prior to the Change in Control Anniversary;

(b) shall become fully vested on the Date of Termination if the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director terminates prior to the Change in Control Anniversary as a result of termination by the Company without Cause or resignation by the Grantee for Good Reason; or

(c) shall not become fully vested if the Grantee’s Continuous Status as an Employee or Consultant or Non-Employee Director terminates prior to the Change in Control Anniversary as a result of termination by the Company for Cause or resignation by the Grantee without Good Reason, but only to the extent such SAR have not previously become vested.

For purposes of this Section 9, the following definitions shall apply:

(d) “Cause” means:

(i) The Grantee’s conviction of a crime involving fraud or dishonesty; or

(ii) The Grantee’s continued willful or reckless material misconduct in the performance of the Grantee’s duties after receipt of written notice from the Company concerning such misconduct;

provided, however, that for purposes of Section 9(d)(ii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled).

(e) “Good Reason” means:

(i) The assignment to the Grantee of any duties adverse to the Grantee and materially inconsistent with the Grantee’s position (including status, titles and reporting requirement), authority, duties or responsibilities, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith;

(ii) Any material reduction in the Grantee’s compensation; or

(iii) Change in location of the Grantee’s assigned office of more than 35 miles without prior consent of the Grantee.

The Grantee’s resignation will not constitute a resignation for Good Reason unless the Grantee first provides written notice to the Company of the existence of the Good Reason within 90 days following the effective date of the occurrence of the Good Reason, and the Good Reason remains uncorrected by the Company for more than 30 days following receipt of such written notice of the Good Reason from the Grantee to the Company, and the effective date of the Grantee’s resignation is within one year following the effective date of the occurrence of the Good Reason.

10. Tax Withholding. Regardless of any action the Company, any of its Subsidiaries and/or the Grantee’s employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or any of its affiliates. The Grantee further acknowledges that the Company and/or its Subsidiaries (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Grantee’s SAR, including, but not limited to, the grant, vesting, or exercise of the SAR, the delivery of Shares and the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of any award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Grantee acknowledges that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Company and/or its Subsidiaries to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or its Subsidiaries, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or its Subsidiaries; or

(b) withholding from proceeds of the Shares acquired following exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization); or

(c) withholding in Shares to be delivered upon exercise.

To avoid negative accounting treatment, the Company and/or its Subsidiaries may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Grantee is deemed to have been issued the full number of Shares attributable to the awarded SAR, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

Finally, the Grantee shall pay to the Company and/or its Subsidiaries any amount of Tax-Related Items that the Company and/or its Subsidiaries may be required to withhold or account for as a result of the Grantee’s participation in the Plan that are not satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

11. No Effect on Employment or Rights under the Plan. Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement. If the Grantee’s employment is terminated for any reason whatsoever (and whether lawful or otherwise), he will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under this Agreement or any Award or otherwise in connection with the Plan. The rights and obligations of the Grantee under the terms of his employment with the Company or any Subsidiary will not be affected by his participation in the Plan or this Agreement, and neither the Plan nor this Agreement form part of any contract of employment between the Grantee and the Company or any Subsidiary. The granting of Awards under the Plan is entirely at the discretion of the Administrator, and the Grantee shall not in any circumstances have any right to be granted an Award.

12. Governing Laws. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

13. Successors; Severability; Entire Agreement; Headings. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein. Subject to the terms and conditions of the Plan, any rules adopted by the Company or the Administrator and applicable to this Agreement, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

15. Grantee Acknowledgements and Consent.

(a) Grantee Consent. By accepting this Agreement electronically, the Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 15(a). The Grantee is not obliged to consent to such collection, use, processing and transfer of personal data; however, failure to provide the consent may affect the Grantee’s ability to participate in the Plan. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about the Grantee, including the Grantee’s name, home address and telephone number, date of birth, social security number or other Grantee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, and details of all options or any other entitlement to Shares of Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”). The Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, in countries that may have different data privacy laws and protections than the Grantee’s country, such as the United States. By accepting this Agreement electronically, the Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Grantee’s behalf to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired pursuant to the Plan. The Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Administrator; however, withdrawing consent may affect the Grantee’s ability to participate in the Plan.

(b) Voluntary Participation. The Grantee’s participation in the Plan is voluntary. The value of the SAR is an extraordinary item of compensation. Unless otherwise expressly provided in a separate agreement between the Grantee and the Company or a Subsidiary, the SAR is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(c) Electronic Delivery and Acceptance. BY ACCEPTING THIS AGREEMENT ELECTRONICALLY, THE GRANTEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, THE PROSPECTUS FOR THE PLAN AND OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO THE GRANTEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. BY ACCEPTING THIS AGREEMENT ELECTRONICALLY, THE GRANTEE CONSENTS AND AGREES THAT SUCH PROCEDURES AND DELIVERY MAY BE EFFECTED BY A BROKER OR THIRD PARTY ENGAGED BY THE COMPANY TO PROVIDE ADMINISTRATIVE SERVICES RELATED TO THE PLAN. BY ACCEPTING THIS AGREEMENT ELECTRONICALLY, THE GRANTEE HEREBY CONSENTS TO ANY AND ALL PROCEDURES THE COMPANY HAS ESTABLISHED OR MAY ESTABLISH FOR ANY ELECTRONIC SIGNATURE SYSTEM FOR DELIVERY AND ACCEPTANCE OF ANY PLAN DOCUMENTS, INCLUDING THIS AGREEMENT, THAT THE COMPANY MAY ELECT TO DELIVER AND AGREES THAT HIS ELECTRONIC SIGNATURE IS THE SAME AS, AND WILL HAVE THE SAME FORCE AND EFFECT AS, HIS MANUAL SIGNATURE. THE COMPANY WILL SEND TO THE GRANTEE AN E-MAIL ANNOUNCEMENT WHEN THE PLAN DOCUMENTS ARE AVAILABLE ELECTRONICALLY FOR THE GRANTEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENTS CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, THE GRANTEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. THE GRANTEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADMINISTRATOR. THE GRANTEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (i) THE TERMINATION OF THE GRANTEE’S PARTICIPATION IN THE PLAN AND (ii) THE WITHDRAWAL OF THE GRANTEE’S CONSENT TO ELECTRONIC DELIVERY AND ACCEPTANCE OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT THE GRANTEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS CONSENT TO ELECTRONIC DELIVERY AND ACCEPTANCE OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE ADMINISTRATOR. IF THE GRANTEE WITHDRAWS HIS CONSENT TO ELECTRONIC DELIVERY AND ACCEPTANCE, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. BY ACCEPTING THIS AGREEMENT ELECTRONICALLY, THE GRANTEE ACKNOWLEDGES THAT HE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING THE GRANTEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.

(d) Unfunded Plan. The Grantee acknowledges and agrees that any rights of the Grantee relating to the Grantee’s SAR and any other related rights shall constitute bookkeeping entries on the books of the Company and shall not create in the Grantee any right to, or claim against, any specific assets of the Company or any Subsidiary, nor result in the creation of any trust or escrow account for the Grantee. With respect to the Grantee’s entitlement to any payment hereunder, the Grantee shall be a general creditor of the Company.

16. Country Appendix. Notwithstanding any provision of this Agreement to the contrary, the SAR grant and any Shares issued pursuant to this Agreement shall be subject to the applicable terms and provisions as set forth in the Country Appendix incorporated herein, if any, for the Grantee’s country of residence (and country of employment or engagement as a Consultant, if different).

17. Additional Acknowledgements. By accepting this Agreement electronically, the Grantee and the Company agree that the SAR is granted under and governed by the terms and conditions of the Plan and this Agreement. The Grantee has reviewed in its entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to electronically accepting this Agreement and fully understands all provisions of the Plan and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.

Acceptance by the Grantee

By selecting the “I accept” box on the website of the Company’s administrative agent, the Grantee acknowledges acceptance of, and consents to be bound by, the Plan and this Agreement and any other rules, agreements or other terms and conditions incorporated herein by reference.